PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH                 WASHINGTON
                             36 SOUTH CHARLES STREET                NEW YORK
                         BALTIMORE, MARYLAND 21201-3018           PHILADELPHIA
                                  410-539-2530                       EASTON
                               FAX: 410-539-0489                     LONDON

                                  May 15, 1996

JP Realty, Inc.
35 Century Park-Way
Salt Lake City, Utah  84115

Ladies and Gentlemen:

     We have acted as special Maryland counsel to JP Realty, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission (the "Commission") on May 16, 1996, for offering by certain selling shareholders from time to time of up to 3,626,310 shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"). The Shares are issuable by the Company in exchange for units representing limited partnership interests in Price Development Company, Limited Partnership, a Maryland limited partnership, pursuant to an Exchange Agreement dated January 21, 1994, among the Company and the holders of such units (together with any amendments thereto, the "Exchange Agreement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In our capacity as special Maryland counsel, we have reviewed the following:

          (a) The Registration Statement;

          (b) The Amended and Restated Articles of Incorporation of the Company (the "Charter"), incorporated by reference as Exhibit 4.1 to the Registration Statement;

          (c) A copy of the Amended and Restated By-Laws of the Company as in effect on the date hereof (the "By-Laws"), incorporated by reference as
     Exhibit 4.2 to the Registration Statement;


          (d) The Exchange Agreement;

          (e) The Preliminary Prospectus dated May 16, 1996 (the "Preliminary Prospectus") relating to the sale of the Shares, which forms part of the Registration Statement;

          (f) Certified resolutions of the Board of Directors of the Company relating to the Company's organization, authorizing the filing of the Registration Statement and authorizing the issuance of the Shares pursuant to the Exchange Agreement;

          (g) A Secretary's Certificate of the Company, dated the date hereof (the "Secretary's Certificate"), as to certain factual matters; and

          (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Secretary's Certificate.

     We assume that prior to the issuance of any Shares there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of Common Stock.

     Based upon and subject to the foregoing, we are of the opinion that, the Shares, when issued pursuant to the Exchange Agreement, will be duly authorized, validly issued, fully paid and non-assessable by the Company.

     The opinion expressed above is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,
                                                 /s/ Piper & Marbury L.L.P.